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                           SRI/SURGICAL EXPRESS, INC.

                              CONSULTING AGREEMENT

     This is a Consulting Agreement (this "Agreement") between SRI/Surgical Express, Inc. (the "Company"), a Florida corporation, and Wayne R. Peterson ("Consultant"), a Florida resident.

                                   Background

     The Company furnishes surgical supply products to hospital and surgery center customers located throughout the United States. Consultant serves as Executive Vice President & Chief Operating Officer, but desires to assume a new role as a consultant performing specified services for the Company for a defined term. This Agreement evidences the terms on which Consultant terminates his employment with the Company and the Company engages Consultant as a consultant.

                                 Operative Terms

     Consultant and the Company agree as follows:

     1. Employment Termination and Engagement as Consultant. Consultant resigns as Executive Vice President & Chief Operating Officer of the Company, effective as of December 31, 2002. After that date and until the first anniversary of that date (the "Consulting Term"), the Company engages Consultant as its independent consultant pursuant to the terms and conditions of this Agreement.

     2. Duties. Consultant shall make himself available to consult with the Board of Directors, officers, and employees of the Company, at reasonable times, as determined by the Company's Chief Executive Officer, in connection with matters that are within his expertise.

     3. Compensation. As payment for his consulting services rendered pursuant to this Agreement during the Consulting Term, the Company shall pay to Consultant annually an amount equal to $200,000 during the Consulting Term, in arrears, in monthly installments. This obligation terminates at the end of the Consulting Term. Consultant will not be entitled to other benefits or compensation for services provided pursuant to this Agreement, regardless of the time and effort that he expends. These payments will be subject to any applicable tax withholding and other deductions and will be in lieu of, and not in addition to, any payments described in the Retention Agreement dated July 23, 1996, between Consultant and the Company. Consultant acknowledges that he would not be entitled to the separation benefits described in this Agreement in the absence of this Agreement. All of these separation benefits are conditioned on Consultant's performance of all of his obligations under this Agreement.

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     4.   Termination of Consulting Engagement.

          (a) Permitted Termination. The Company may terminate this Agreement immediately if one of the following events occurs:

              (i) Consultant commits, aids, or abets a felony, a theft, conversion, or embezzlement from the Company, or any criminal offense that involves moral turpitude or adversely affects the ability of Consultant to render and perform the services required of Consultant by this Agreement; or

              (ii) Consultant commits a breach or default under this Agreement and fails to remedy the breach or default within 10 days following written notice from the Company.

          (b) Effective Date of Termination. Termination by the Company of this Agreement will be effective on the day that the Company gives Consultant notice of the termination, specifying the reason for it. Notice will be deemed automatically to have been given by Company on the date of the death of Consultant. However death of the Consultant shall not limit the total payment of fees under this agreement to the Consultant or Consultant's estate.

          (c) Consequences of Termination of Consulting Engagement. If Consultant's engagement is terminated for one of the reasons specified under parts (a) above, Consultant will not be entitled to any further payments under this Agreement.

     5. Expenses. The Company shall reimburse Consultant in accordance with its policies for all reasonable and approved expenses incurred in the good faith performance of his duties under this Agreement.

     6. Relationship Between Parties. Consultant's relationship with the Company pursuant to this Agreement is that of an independent contractor. Consultant does not have any right to make any contracts or commitments for, or on behalf of, the Company without its advance approval. Consultant is not an employee of the Company. Except as set forth in Section 3, none of the benefits provided by the Company to its employees, including, without limitation, workman's compensation insurance and unemployment insurance, will be available to Consultant. Consultant assumes full responsibility for the payment and reporting of all state and federal taxes and other contributions imposed or required under unemployment, social security, or income tax laws with respect to the rendition of the consulting services by Consultant to the Company. Consultant shall provide to the Company, on its demand, evidence that the income reported by Consultant to the Internal Revenue Service as received pursuant to this Agreement was consistent with the treatment required of an independent contractor under the Internal Revenue Code of 1986, as amended.

     7. Full General Release of Claims Against the Company. Consultant, for himself and for his heirs, successors, and assigns, irrevocably and unconditionally releases and forever

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discharges the Company, its affiliates, and all of their successors, assigns, officers, directors, representatives, agents, employees, associates and all other persons acting for or on behalf of them, from all claims, complaints, liabilities, agreements, damages, costs, debts, and expenses of any kind, whether known or unknown, including all claims in connection with Consultant's employment with the Company, including without limitation, any claim for continued or future employment or for payment of wages or salary, or any other payment, pursuant to any agreement, whether written or unwritten, or arising out of any employment relationship with the Company. Without limitation, Consultant releases and waives all claims under Title VII of the Civil Rights Act of 1964, as amended; (42 U.S.C. (S) 2000e, et seq.); the Civil Rights Acts of 1866, 1871 and 1991, all as amended; 42 U.S.C. (S) 1981; the Family and Medical Leave Act of 1993, as amended (29 U.S.C. (S) 2601, et seq.); the Americans With Disabilities Act, as amended (42 U.S.C. (S) 12101, et seq.); the Rehabilitation Act of 1973, as amended (29 U.S.C. (S) 793-94); the Fair Labor Standards Act, as amended (29 U.S.C. (S) 201, et. seq.); the Equal Pay Act of 1963, as amended (29 U.S.C. (S) 206); the Employee Retirement Income Security Act, as amended (29 U.S.C. (S) 1001, et seq.); the Consolidated Omnibus Budget Reconciliation Act of 1985 (29 U.S.C. (S) 1161, et seq.); the Age Discrimination in Employment Act (29 U.S.C. (S) 621 et seq.); the Older Workers Benefit Protection Act of 1990 (29 U.S.C. (S) 623); Chapter 760 of the Florida Civil Rights Act of 1992, as amended; the Florida General Labor Regulations, as amended; and any similar local ordinance; workers' compensation statutes; and any other applicable federal, state or local statute, rule, regulation or ordinance relating to discriminatory hiring or employment practices or civil rights laws based on protected class status; common law claims, including claims of intentional or negligent infliction of emotional distress, negligent hiring, breach of a covenant of good faith and fair dealing, promissory estoppel, negligence or wrongful termination of employment; and all other claims of any kind, including but not limited to any claims for attorneys' fees. Notwithstanding the foregoing, Consultant retains and does not release the Company from his rights under the Indemnification Agreement dated as of May 27,1996, any indemnification rights to which he is entitled under the Company's bylaws, and all other indemnification rights to which he is entitled under applicable law.

     8. Confidentiality and Other Obligations. Consultant shall not disclose to any person (other than immediate family members and if necessary, medical or legal advisors) any information regarding the content of this Agreement, except as required by court order or governmental authority, and only after giving the Company at least ten days prior written notice of the proposed disclosure. Consultant acknowledges that the records, information, files, lists, operations data, and other materials of the Company belong exclusively to the Company, and are confidential, and that information regarding the Company's customers or other organizations with which it does business is the exclusive property of the Company and is confidential. Consultant shall not use or disclose any such confidential information for the benefit of himself or another person, and shall treat all such information as confidential unless he has specific prior written authorization from the Company to use or disclose. Consultant reconfirms his obligations and covenants set forth in Sections 4, 5, and 6 of his Employment Agreement dated May 1, 1996, with the Company, which is attached as Exhibit A. At the conclusion of the Consulting Term, Consultant shall return to the Company all property of the Company in his possession or under his control, except that Consultant may retain his cell telephone and laptop computer.

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     9.  Cooperation. As reasonably requested by the Company, Consultant shall cooperate and consult with the Company in connection with its pending litigation and other legal proceedings, as well as any transition of projects. Consultant shall not make disparaging statements, written or oral, in any forum or media, regarding the Company, its directors, officers, employees, policies, products, processes, operations, or facilities, and shall not comment publicly regarding the Company's legal matters. Neither the Company nor any of its directors or officers shall make any disparaging statements regarding Consultant, except for any statements that are required by law. If Company representatives are contacted seeking information regarding him, the Company shall provide information substantially consistent with the information in its press release announcing Consultant's retirement. The Company shall take reasonable measures to assure that inquiries concerning Consultant are referred to the Company's Chief Financial Officer and that his statements concerning Consultant (oral or written) are limited to this language, except as otherwise required by law. Consultant will refer to the Company (and not personally make any comment in response to) any press inquiries regarding the circumstances of his retirement.

     10. Modifications; Assignment. A waiver, discharge, amendment, modification, or termination of any covenant, condition, or limitation of this Agreement (including the provisions of this section 10) will be valid and effective only if it is in writing and signed by or on behalf of each party to this Agreement. Neither Consultant nor the Company may assign its benefits or delegate its obligations under this Agreement (except for appointment of a beneficiary of any unpaid benefits), and any attempted assignment or delegation by it will be invalid and ineffective against the other party. This Agreement is binding on, and inures to the benefit of, each successor of the Company.

     11. Consultant's Review of this Agreement; Revocation; Legal Counsel. Consultant acknowledges that he has read each section of this Agreement and understands his rights and obligations. Consultant acknowledges that he has been offered 45 days to consider signing this Agreement. Consultant further acknowledges that he will have seven days following the signing of this Agreement to revoke it, and that the Agreement will not become effective until the expiration of this seven day revocation period. Consultant has had an opportunity to consult with his attorney before signing this Agreement and confirms that his signature on this Agreement is knowing and voluntary. Each party to this Agreement acknowledges that Hill, Ward and Henderson, P.A. acted as counsel to the Company in this transaction. Consultant and the Company shall bear their own costs and expenses expended in connection with this Agreement.

     12. Notices. Except for oral requests and notices expressly authorized by this Agreement, every notice, request, demand, consent, approval, and other communication required or permitted under this Agreement will be valid only if it is given in writing (or sent by telecopy and promptly confirmed in writing), conspicuously marked "FOR IMMEDIATE ATTENTION," and addressed by the sender to the appropriate party in the manner set forth below:

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                  (a) If to Consultant:

                      2779 Camden Road
                      Clearwater, FL  33759

                  (b) If to the Company:

                      SRI/Surgical Express, Inc.
                      12425 Race Track Road
                      Tampa, Florida 33626
                      Attention:  Chief Financial Officer

                      with a copy to:

                      Hill, Ward and Henderson, P.A.
                      101 East Kennedy Boulevard
                      Suite 3700
                      Tampa, Florida 33602
                      Attention:  David S. Felman

or to such other address as a party designates by notice to the other party. A validly given notice, request, demand, consent, approval, or other communication will be effective on its receipt. Each party shall promptly notify every other party of any change in its mailing address.

     13. Governing Law; Venue; Litigation. The validity, interpretation, construction, and enforcement of this Agreement are governed by the laws of the State of Florida, excluding the laws of that state relating to resolution of conflicts with laws of other jurisdictions. Each party consents and agrees that the proper, exclusive, and convenient venue for any legal proceeding relating to this Agreement is Hillsborough County, Florida, and each party waives any defense, whether asserted by motion or pleading, that Hillsborough County, Florida, is an improper or inconvenient venue. EACH PARTY TO THIS AGREEMENT KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN THE PARTY AND ANY OTHER PARTY WITH RESPECT TO THIS AGREEMENT.

     In any mediation or litigation (including appellate proceedings) arising out of this Agreement, each party shall be responsible for its own costs and expenses ( including legal fees, costs, and expenses ) that they incur. Notwithstanding the foregoing, Consultant retains and does not release the Company from his rights under the Indemnification Agreement dated as of May 27, 1996, any indemnification rights to which he is entitled under the Company's bylaws, and all other indemnification rights to which he is entitled under applicable law.

     14. Counterparts. The parties may execute this Agreement in counterparts. Each executed counterpart will constitute an original document, and all of them, together, will constitute the same agreement. This Agreement will become effective when each party has

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signed a counterpart and delivered it to the other party. This Agreement will become effective seven days after both parties have signed it.

     15. Complete Agreement. This Agreement records the final, complete and exclusive understanding among the parties with respect to the transactions described in it and supersedes any prior or contemporaneous agreement, understanding or representation, oral or written, by any of them.

     16. Acknowledgments. CONSULTANT HAS CAREFULLY READ THIS AGREEMENT, HAS HAD SUFFICIENT OPPORTUNITY TO ASK QUESTIONS AND RECEIVE SATISFACTORY ANSWERS ABOUT IT AND BE ADVISED BY COUNSEL REGARDING ITS TERMS, AND UNDERSTANDS THE APPLICABLE RIGHTS AND OBLIGATIONS UNDER IT.

EXECUTED: as of December 31, 2002.

                                             CONSULTANT:

                                             /s/ Wayne R. Peterson
                                             ---------------------------
                                                 Wayne R. Peterson

                                             COMPANY:

                                             SRI/SURGICAL EXPRESS, INC.

                                             /s/ Charles L. Pope
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                                                 Charles L. Pope
                                                 Senior Vice President and Chief
                                                 Financial Officer